CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated April 24, 1997, in this Registration Statement (Form N-1A 2-95595) of Dreyfus California Tax Exempt Money Market Fund.


                                               /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP

New York, New York
July 22, 1997